Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-109694, Forms S-8 No. 333-113784, 333-107621, 333-103063, 333-98029, 333-62584, 333-50772, 333-43062, 333-91877, and 333-08343) of SafeNet, Inc., of our report dated February 20, 2003, with respect to the consolidated financial statements of Rainbow Technologies, Inc. included in this Amendment No. 1 to Form 8-K/A.

/s/ Ernst & Young LLP
Orange County, California
May 24, 2004

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